Exhibit 32.1

ForeverGreen Worldwide Corp.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned officers of ForeverGreen Worldwide Corp. certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

the annual report on Form 10-KSB of the Company for the year ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 10, 2007

/s/ Ronald K. Williams

Ronald K. Williams

Chief Executive Officer

Date: April 10, 2007

/s/ Robert Reitz

Robert Reitz

Chief Financial Officer